Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Acquires The Nines Hotel in Portland, Oregon

Bethesda, MD, July 17, 2014 - Pebblebrook Hotel Trust (NYSE:PEB) (the “Company”) today announced that it has acquired The Nines Hotel for $127.0 million. The 331-room luxury hotel is located across from Pioneer Square, in the heart of downtown Portland, Oregon. The property will maintain its association with Starwood’s Luxury Collection brand and will continue to be operated by Sage Hospitality and Sage Restaurant Group (“Sage”).

“We’re thrilled with our acquisition of The Nines Hotel and the opportunity to further expand our presence in the high- growth Portland market,” said Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “This hotel represents our third hotel investment in Portland’s central business district, and the property’s desirable location across from Pioneer Square ideally places it near many of downtown Portland’s most notable demand generators. The hotel’s excellent downtown location and strong operating fundamentals, including its position as the market’s rate leader, make this acquisition an outstanding addition to our high-quality portfolio.”

The Nines Hotel is a 331-room, luxury, full-service hotel located on SW Morrison Street just across from Pioneer Square, one of Portland’s most visited sites. The hotel is a short walk from Pioneer Place Mall, Saks Fifth Avenue, Nordstrom, Nike Town, the Pearl District and the numerous venues of the Portland Center for the Performing Arts. The hotel’s premier location is also proximate to major area corporate tenants including US Bank, Deloitte, NRC, Wells Fargo, Intel, Nike and other top-tier institutions. The nearly one million-square-foot Oregon Convention Center, the largest in the Pacific Northwest, is located approximately one mile from the hotel and also provides significant additional demand. Nearby leisure demand generators include Pioneer Square, Portland Aerial Tram, Powell’s Books, Portland Rose Garden, the Columbia River Gorge, and Multnomah Falls, among others.

The Company acquired a fee simple condominium interest in The Nines Hotel. The historic building, originally constructed in 1909 as the Meier & Frank Building, underwent a comprehensive $140 million adaptive reuse renovation and reopened as The Nines Hotel in October 2008. The hotel occupies floors six through fifteen and a portion of the first floor and basement within the landmark Meier & Frank Building, located at 525 SW Morrison Street, while Macy’s flagship store occupies floors one through five and most of the basement. The Nines Hotel guestrooms are among the largest of the upper upscale and luxury offerings in the market, ranging from 365 to 628 square feet. Bathrooms are appointed with a marble vanity, marble floors and walls, lighted mirrors and chrome fixtures. The hotel includes 13,500 square feet of meeting space along with two notable independent restaurants. Urban Farmer Steakhouse, located in the lobby of the hotel, is a modern steakhouse with an emphasis on local and sustainable ingredients, while Departure Restaurant and Lounge, located on the hotel’s rooftop, serves as Portland’s signature skyline experience, offering unparalleled views of the city and surrounding mountains. The Nines Hotel, which has been awarded a LEED Silver Certification, also features a library with billiards, a 24-hour fitness center, a business center, a club lounge and valet parking.

In 2013, The Nines Hotel operated at 88 percent occupancy, with an average daily rate (“ADR”) of $193 and room revenue per available room (“RevPAR”) of $170. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $12.0 to $12.6 million and net operating income after capital reserves (“NOI”) of $10.4 to $11.0 million.

In conjunction with the acquisition, the Company is assuming three secured, non-recourse loans totaling $50.7 million, which are subject to a weighted average interest rate of 7.4%. Each of the loans matures on March 5, 2015.

The Company expects to invest $6.0 to $8.0 million of capital to refresh the guestrooms and public areas, which it anticipates commencing in the fourth quarter of 2015.

The Company will assume the hotel’s existing franchise agreement with Starwood’s Luxury Collection. The Nines Hotel will continue to be managed by Sage under a new hotel operating agreement.

“We’re excited about the opportunity to form a strategic relationship with Sage,” continued Mr. Bortz. “We believe their performance-driven, results-oriented strategies and extensive experience with The Nines Hotel will maximize the hotel’s long term value.”

“We are thrilled to be developing a new relationship with Pebblebrook Hotel Trust,” said Sage’s Co-Founder, President and CEO, Walter Isenberg. “We believe the hotel has tremendous long term growth potential and we look forward to unlocking additional value at one of the premier hotels in the West.”

The Company expects to incur approximately $0.8 million of costs related to the acquisition of the hotel that will be expensed as incurred.

The acquisition of The Nines Hotel brings the total number of properties in the Company’s portfolio to 31 and marks the Company’s third investment in downtown Portland, Oregon.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 31 hotels, including 25 wholly owned hotels with a total of 6,046 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and on Twitter at @PebblebrookPEB.

About Sage Hospitality

Founded in 1984, Sage Hospitality has strategically grown into one of the largest privately held hotel investment, management and development companies in the nation operating a variety of large, full-service hotels and extended stay and select-service properties. Sage Hospitality's comprehensive management portfolio includes major international brands for Marriott, Starwood, Hilton and IHG as well as the independent boutique hotels. Sage Hospitality has further differentiated with the creation of the Sage Restaurant Group, which has created and is managing over nine unique restaurant concepts including the acclaimed Mercat a la Planxa restaurant in Chicago. For more information, please visit www.sagehospitality.com.

This press release contains certain “forward-looking statements” relating to, among other things, potential property acquisitions, hotel EBITDA, hotel net operating income after capital reserves, acquisition costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of July 17, 2014. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
The Nines Hotel
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$8.0	to	$8.6

Adjustment:
Depreciation and amortization (1)	4.0		4.0

Hotel EBITDA	$12.0		$12.6

Adjustment:
Capital reserve	(1.6)		(1.6)

Hotel Net Operating Income	$10.4		$11.0

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2013	2013	2013	2013	2013

Occupancy	79%	87%	88%	81%	84%
ADR	$195	$221	$230	$224	$218
RevPAR	$155	$192	$202	$181	$183

Hotel Revenues	$142.7	$173.8	$178.4	$169.2	$664.2
Hotel EBITDA	$30.8	$55.3	$57.9	$49.7	$193.7

	First Quarter
	2014
Occupancy	80%
ADR	$209
RevPAR	$168

Hotel Revenues	$153.8
Hotel EBITDA	$37.3

These historical hotel operating results include information for all of the hotels the Company owned as of July 17, 2014. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.